Fourth Quarter 2019 January 29, 2020 Exhibit 99.2

IMPORTANT INFORMATION Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, can, could, may, predicts, potential, should, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the U.S. Securities and Exchange Commission (SEC). Among the factors that could cause the forward-looking statements in this presentation and/or our financial performance to differ materially from that suggested by the forward-looking statements are: (a) the inherent limitations in internal controls over financial reporting; (b) our ability to remediate any material weaknesses in internal controls over financial reporting completely and in a timely manner; (c) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (d) adverse economic conditions in the United States and worldwide may negatively impact our results; (e) our business could suffer if our access to funding is reduced; (f) significant risks we face implementing our growth strategy, some of which are outside our control; (g) unexpected costs and delays in connection with exiting our personal lending business; (h) our agreement with FCA US LLC may not result in currently anticipated levels of growth, and is subject to certain conditions that could result in termination of the agreement; (i) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (j) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (k) loss of our key management or other personnel, or an inability to attract such management and personnel; (l) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (m) future changes in our relationship with Banco Santander which could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Continued growth in origination volumes and profit Earnings Highlights Milestones Results Profitability Liquidity/ Capital Reached a mutually beneficial agreement with FCA and average annual penetration rate of 34% Completed acquisition of $1.0 billion auto loan portfolio from Gateway One Lending Several key leadership appointments: CEO, CFO, Head of CCAP & Auto Relationships Announced Intent To Commence Tender Offer to Purchase Up to $1 Billion of Shares Net income of $994 million in FY 2019 and $146 million in Q4 2019 Total auto originations of $31.3 billion in 2019, up 9% versus prior year Through Santander Bank, originated $7 billion in auto loans in 2019 2019 return on assets of 2.2%, stable versus prior year Expense ratio of 2.1%, stable versus prior year $11.9 billion in ABS, including first-ever nonprime revolving ABS platform “SREV” Announced authorization for a $1.1 billion repurchase plan and increased dividend CET1 Ratio of 14.8%, down from 15.7% as of December 31, 2018

Economic Indicators U.S. Auto Sales1 Consumer Confidence2 U.S. Unemployment Statistics3 U.S. GDP4 Stable auto sales supported by low interest rates, a strong economy and consumer, 17 million in sales for the fifth consecutive year Positive consumer confidence levels despite recent geopolitical uncertainty Strong unemployment rate remaining at 50-year lows Strongest consumer spending in four years offset weak exports and slower pace of inventory investment 1 JD Power Total SAAR, annualized 2 University of Michigan, annual 3 U.S. Bureau of Labor Statistics, annual 4 U.S. Bureau of Economic Analysis, annualized, 2019 is an estimate

Auto Industry Analysis Used Vehicle Indices1 SC Recovery Rates2 Industry Net Loss Rates3 Industry 60+ DQ Rates3 Continued strength in used vehicle prices as the divergence between new and used pricing increases Strength in used car market directly reflected through recent recovery rate trends Industry loss rates down year-over-year Industry delinquencies stabilizing amid recent highs last year 1 Manheim, Inc.; Indexed to a basis of 100 at 1995 levels; JD Power Used-Vehicle Price Index (not seasonally adjusted), both monthly, quarter end 2 Recovery Rate – Per the financial statements includes insurance proceeds, bankruptcy/deficiency sales, and timing impacts 3 Standard & Poor’s Rating Services (ABS Auto Trust Data –two-month lag on data, monthly, end of quarter JDP Manheim

Three Months Ended Twelve Months Ended Variance Dollars in Millions Q4 2018 Q4 2019 FY 2018 FY 2019 QoPYQ (%) FYoFY (%) Total Core Retail Auto $ 2,221 $ 2,427 $ 9,416 $ 10,033 9% 7% Chrysler Capital Loans (<640)1 1,337 1,313 5,718 5,617 (2%) (2%) Chrysler Capital Loans (≥640)1 1,176 1,935 3,921 7,146 65% 82% Total Chrysler Capital Retail 2,512 3,248 9,638 12,763 29% 32% Total Leases2 2,129 1,816 9,752 8,538 (15%) (12%) Total Auto Originations3 $ 6,861 $ 7,486 $ 28,807 $ 31,316 9% 9% Total Personal Lending 544 513 1,483 1,467 (6%) (1%) Total SC Originations $ 7,406 $ 7,999 $ 30,289 $ 32,783 8% 8% Asset Sales4 - - 2,906 - NA N/A SBNA Originations4 1,116 1,895 1,855 6,960 70% 275% Average managed assets $ 53,804 $ 58,909 $ 51,329 $ 56,601 7% 10% Diversified Underwriting Across the Credit Spectrum 1 Approximate FICOs 2 Includes nominal capital lease originations 3 4 Includes SBNA Originations Asset Sales and SBNA Originations remain off SC’s balance sheet, servicing rights retained

Fiat Chrysler (FCA) Relationship FCA Sales1 Chrysler Penetration Rate2 Reached a mutually beneficial agreement with Fiat Chrysler and achieved highest-ever average annual penetration rate of 34% in 2019 1 FCA filings; sales as reported on 01/03/2020 2 Auto loans and leases financed by Chrysler Capital

Serviced for Others (SFO) Platform Quarter-over-quarter balance increase Recent serviced for others balance growth driven by prime originations flowing through the SBNA Originations Program Serviced for Others Balances, End of Period ($ in Millions)

Q4 Financial Results

	Three Months ended, (Unaudited, Dollars in Thousands, except per share)			% Variance	
	December 30, 2019	September 30, 2019	December 31, 2018	QoQ	YoY
Interest on finance receivables and loans	$ 1,262,266	$ 1,273,022	$ 1,235,889	(1%)	2%
Net leased vehicle income	214,693	250,109	204,785	(14%)	5%
Other finance and interest income	10,624	9,926	9,082	7%	17%
Interest expense	332,171	335,212	311,196	(1%)	7%
Net finance and other interest income	$ 1,155,412	$ 1,197,845	$ 1,138,560	(4%)	1%
Provision for credit losses	545,345	566,849	690,786	(4%)	(21%)
Profit sharing	14,293	18,125	14,255	(21%)	0%
Total other income[1]	(64,023)	31,293	(33,418)	(305%)	92%
Total operating expenses	309,475	329,470	256,468	(6%)	21%
Income before tax	$ 222,276	$ 314,694	$ 143,633	(29%)	55%
Income tax expense	76,214	82,156	39,295	(7%)	94%
Net income	$ 146,062	$ 232,538	$ 104,338	(37%)	40%
Diluted EPS ($)	$0.43	$ 0.67	$ 0.29	(36%)	48%
Average total assets	$ 47,875,073	$ 46,915,965	$ 43,458,471	2%	10%
Average managed assets	$ 58,909,208	$ 57,379,308	$ 53,804,349	3%	9%

Santander Consumer USA

1 The current period losses were primarily driven by $170 million of lower of cost or market adjustments related to the held for sale personal lending portfolio, .comprised of $110 million in customer default activity, and $60 million increase in market discount, consistent with typical seasonal patterns.

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FY 2019 Financial Results Twelve Months ended, (Unaudited, Dollars in Thousands, except per share) % Variance December 31, 2019 December 31, 2018 YoY Interest on finance receivables and loans $ 5,049,966 $ 4,842,564 4% Net leased vehicle income 902,137 721,963 25% Other finance and interest income 42,234 33,235 27% Interest expense 1,331,804 1,111,760 20% Net finance and other interest income $ 4,662,533 $ 4,486,002 4% Provision for credit losses 2,093,749 2,205,585 (5%) Profit sharing 52,731 33,137 59% Total other income1 48,766 38,660 26% Total operating expenses 1,210,551 1,093,672 11% Income before tax $ 1,354,268 $ 1,192,268 14% Income tax expense 359,898 276,342 30% Net income $ 994,370 $ 915,926 9% Diluted EPS ($) $ 2.86 $ 2.54 13% Average total assets $ 46,244,782 $ 41,541,102 11% Average managed assets $ 56,600,892 $ 51,328,934 10% 1 The FY 2019 period losses were primarily driven by $409 million of lower of cost or market adjustments related to the held for sale personal lending portfolio, comprised of $418 million in customer default activity, and a $9 million decrease in market discount

Delinquency & Loss Delinquency Ratios: 30-59 Days Delinquent, RICs, HFI Delinquency Ratios: >59 Days Delinquent, RICs, HFI Gross Charge-off Rates Net Charge-off Rates1 Early stage delinquencies improved 130 bps YoY Late stage delinquencies improved 90 bps YoY Gross charge-off rates decreased 290 bps YoY Net charge-offs decreased 230 bps YoY 1 Net Charge-off rates on retail installment contracts, held for investment

Loss Detail Q4 2018 to Q4 2019: Net Charge-off Walk, ($ in millions) Net charge-offs for RICs decreased $137 million versus prior year quarter to $618 million $51 million increase in losses due to higher average loan balances of $1.6 billion and other adjustments $114 million decrease due to a lower gross charge-off rate YoY $74 million decrease due to a higher recovery rate YoY

Reserves Q3 2019 to Q4 2019 ALLL Reserve Walk ($ in millions) Decrease in reserves of $74 million versus prior quarter driven by lower TDRs Allowance to loans ratio decreased 60 bps to 9.9% QoQ as the mix of TDRs decreased Provision for credit losses decreased $146 million YoY

TDR Balance Composition by Vintage Sixth consecutive quarter of TDR balance decreases TDRs continue to decline due to lower modifications and improved credit performance TDR Balance by Origination Vintage ($ in Billions) $5.4 $4.2 $3.9

Current Expected Credit Losses ("CECL")

Estimated CECL Impact

Estimated Day 1 CECL impact is expected to increase Q4 2019 allowance for credit loss by ~$2B

- TDR coverage ratio is in line with prior periods, already considers lifetime reserve coverage
- Non-TDR coverage ratio approximately doubles, reflecting lifetime reserve coverage
- Total allowance coverage ratio increases to ~16.5%

Estimated Regulatory capital impact of ~$1.5B (~$2B net of tax) to be phased-in over four years

Expected impact to Q1 2020 CET1 of ~80 to ~90 basis points (with phase-in)

Day 2 post-implementation impact will depend on several factors:

- Mix and credit trends in the portfolio
- Balance sheet growth
- Outlook of macroeconomic conditions
- TDR vs non-TDR mix

Dollars in Millions	(Estimated)[1]	(Unaudited)	(Audited)
Allowance Ratios	**January 1, 2020**	**December 31, 2019**	**December 31, 2018**
TDR- Unpaid principal balance	$3,859	$3,859	$5,379
TDR – Impairment	~$950	$915	$1,417
TDR- Allowance ratio	**~24.6%**	**23.7%**	**26.3%**
Non-TDR – Unpaid principal balance	$26,896	$26,896	$23,054
Non-TDR – Allowance	~$4,150	$2,124	$1,819
Non-TDR Allowance ratio	**~15.4%**	**7.9%**	**7.9%**
Total – Unpaid principal balance	$30,755	$30,755	$28,4323
Total – Allowance	~$5,100	$3,039	$3,236
Total – Allowance ratio	**~16.5%**	**9.9%**	**11.4%**

1| Estimated and subject to change due to various internal and external factors

Santander Consumer USA

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Expense Management Operating expenses totaled $309M, expense ratio up 20bps YoY FY operating expenses elevated due to one-time legal reserves Expense ratio stable in 2019 versus prior year Operating Expenses ($ in Millions)

Funding and Liquidity $51B ABS 37% SBNA 4% Amortizing Financings 18% Revolving Financings 23% Santander 18% $1.9B in SBNA originations in Q4 $3B in contingent funding $5.7B in term funding 0.5B in revolving funding $11.9B in revolving financings $18.8B in outstanding ABS Q4 - $2.2B ABS issuance 1 SRT1 1 SREV2 * Data as of December 31, 2019 SRT is a lease ABS platform SREV is a nonprime revolving ABS platform $9.3B in amortizing financings

Consistent Capital Generation Continue to work towards a more efficient capital base Lower CET1 due to higher dividends and share repurchases 1 Common Equity Tier 1 (CET1) Capital Ratio is a non-GAAP financial measure that begins with stockholders’ equity and then adjusts for AOCI, goodwill/intangibles, DTAs, .cash flow hedges and other regulatory exclusions over risk-weighted assets. See appendix for further details. 2 Tangible common equity to tangible assets is a non-GAAP financial measure defined as the ratio of Total equity, excluding Goodwill and intangible assets, to Total assets, .excluding Goodwill and intangible assets Capital Ratios Tangible assets $43,851 $47,168 $48,817 Tangible common equity $6,909 $7,235 $7,202 1 2

Appendix

Diversified Underwriting Across Full Credit Spectrum Originations by Credit (RICs)1 New/Used Originations 1 RIC; Retail Installment Contract 2 Loans to commercial borrowers; no FICO score obtained $24,097 $23,274 $25,565 $25,627 $25,706 Average Loan Balance in Dollars

Held for Investment Credit Trends Retail Installment Contracts1 1 Held for investment; excludes assets held for sale

Excluding Personal Lending Detail

	Three Months Ended, (Unaudited, Dollars in Thousands)								
	December 31, 2019			September 30, 2019			December 31, 2018		
	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending
Interest on finance receivables and loans	$ 1,262,266	$ 87,842	$ 1,174,424	$ 1,273,022	$ 88,449	$ 1,184,573	$ 1,235,890	$ 87,863	$ 1,148,027
Net leased vehicle income	214,693	-	214,693	250,109	-	250,109	204,785	-	204,785
Other finance and interest income	10,624	-	10,624	9,926	-	9,926	9,082	-	9,082
Interest expense	332,171	10,423	321,748	335,212	11,419	323,793	311,196	12,303	298,893
Net finance and other interest income	$ 1,155,412	$ 77,419	$ 1,077,993	$ 1,197,845	$ 77,030	$ 1,120,815	$ 1,138,561	$ 75,560	$ 1,063,001
Provision for credit losses	545,345	-	545,345	566,849	(14)	566,863	690,786	133	690,653
Profit sharing	14,293	1,388	12,905	18,125	-	18,125	(14,255)	(6,829)	(7,426)
Investment gains (losses), net[1]	(168,406)	(169,534)	1,128	(86,397)	(87,454)	1,057	(146,164)	(145,756)	(408)
Servicing fee income	21,079	-	21,079	21,447	-	21,447	26,711	-	26,711
Fees, commissions and other	83,304	47,063	36,241	96,243	48,097	48,146	86,034	47,701	38,333
Total other income	$ (64,023)	$ (122,471)	$ 58,448	$ 31,293	$ (39,357)	$ 70,650	$ (33,419)	$ (98,055)	$ 64,636
Average gross personal loans held for sale	-	$ 1,364,877	-	-	$ 1,343,098	-	-	$ 1,401,626	-

Santander Consumer USA

1 The current period losses were primarily driven by $170 million of lower of cost or market adjustments related to the held for sale personal lending portfolio, .comprised of $110 million in customer default activity, and a $60 million increase in market discount, consistent with typical seasonal patterns.

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Excluding Personal Lending Detail

Personal lending earned $98 million before operating expenses and taxes in FY 2019

Twelve Months Ended, (Unaudited, Dollars in Thousands)

	December 31, 2019			December 31, 2018		
	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending
Interest on finance receivables and loans	$ 5,049,966	$ 362,636	$ 4,687,330	$ 4,842,564	$ 345,923	$ 4,496,641
Net leased vehicle income	902,137	-	902,137	721,963	-	721,963
Other finance and interest income	42,234	-	42,234	33,235	-	33,235
Interest expense	1,331,804	46,501	1,285,302	1,111,760	45,386	1,066,374
Net finance and other interest income	$ 4,662,533	$ 316,135	$ 4,344,920	$ 4,486,002	$ 300,537	$ 4,185,465
Provision for credit losses	2,093,749	1,139	2,092,610	2,205,585	187	2,205,398
Profit sharing	52,731	(669)	53,399	33,137	6,850	26,287
Investment gains (losses), net[1]	(406,687)	(408,700)	2,013	(401,638)	(367,219)	(34,419)
Servicing fee income	91,334	-	91,334	106,840	-	106,840
Fees, commissions and other	364,119	192,495	171,624	333,458	190,429	143,029
Total other income	$ 48,766	$ (216,205)	$ 264,972	$ 38,660	$ (176,790)	$ 215,450
Personal lending profit before operating expenses and taxes	-	$ 98,122	-	-	$ 130,410	-
Average gross personal loans held for sale	-	$ 1,393,456	-	-	$ 1,404,261	-

1 The FY 2019 period losses were primarily driven by $409 million of lower of cost or market adjustments related to the held for sale personal lending portfolio, comprised of $418 million in customer default activity, and a $9 million decrease in market discount

Santander Consumer USA

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Reconciliation of Non-GAAP Measures Three Months Ended (Unaudited, Dollars in Thousands) Dec 31, 2019 Sep 30, 2019 Jun 30, 2019 Mar 31, 2019 Dec 31, 2018 Total Equity $7,318,620 $7,345,202 $7,337,261 $7,158,530 $7,018,358 Deduct: Goodwill and intangibles 116,828 110,683 108,173 115,256 109,251 Tangible common Equity $7,201,792 $7,234,519 $7,229,088 $7,043,274 $6,909,107 Total assets $48,933,529 $47,279,015 $46,416,093 $45,045,906 $43,959,855 Deduct: Goodwill and intangibles 116,828 110,683 108,173 115,256 109,251 Tangible assets $48,816,701 $47,168,332 $46,307,920 $44,930,650 $43,850,604 Equity to assets ratio 15.0% 15.5% 15.8% 15.9% 16.0% Tangible common equity to tangible assets 14.8% 15.3% 15.6% 15.7% 15.8% Total equity $7,318,620 $7,345,202 $7,337,261 $7,158,530 $7,018,358 Deduct: Goodwill and other intangible assets, net of DTL 152,756 150,644 152,264 163,444 161,516 Deduct: Accumulated other comprehensive income, net (26,693) (31,836) (21,568) 12,938 33,515 Tier 1 common capital $7,192,557 $7,226,394 $7,206,565 $6,982,148 $6,823,327 Risk weighted assets (a) $48,761,825 $46,870,019 $45,849,574 $44,260,896 $43,547,594 Common Equity Tier 1 capital ratio (b) 14.8% 15.4% 15.7% 15.8% 15.7% a) Under the banking agencies' risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to .broad risk .categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values .are added together .with .the measure for market risk, resulting in the Company's and the Bank's total Risk weighted assets b) CET1 is calculated under Basel III regulations required as of January 1, 2015.